UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2004

Q.E.P. CO., INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-21161	13-2983807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1081 Holland Drive

Boca Raton, Florida 33487

(Address of Principal Executive Offices; Zip Code)

561-994-5550

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2004, Q.E.P. Co., Inc. (the “Company”) adopted the QEP Executive Deferred Compensation Plan (the “Plan”) effective December 15, 2004. The purpose of the Plan is to provide each Plan participant with an opportunity to defer receipt of a portion of their salary, bonus, and other specified cash compensation. Participation in the Plan is limited to employees who are part of a select group of management or highly compensated employees of the Company. The Company also entered into a Trust Under the QEP Executive Deferred Compensation Plan (the “Trust”) with Reliance Trust Company as the trustee. The Trust will be a “rabbi trust” and will be used to set aside the amounts of deferred compensation allocated to the participants in the Plan and the earnings from the investment of such amounts. A copy of the Plan and the Trust are attached hereto as exhibits in Item 9.01.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	QEP Executive Deferred Compensation Plan effective December 15, 2004.

10.2	Trust Under the QEP Executive Deferred Compensation Plan dated December 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q.E.P. Co., Inc.

Date: January 3, 2005	By:	/s/ Marc Applebaum
	Name:	Marc Applebaum
	Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	QEP Executive Deferred Compensation Plan effective December 15, 2004.

10.2	Trust Under the QEP Executive Deferred Compensation Plan dated December 27, 2004.